FOR IMMEDIATE RELEASE

CONTACTS:
Investors:    Scott Pond  (801) 345-2657, spond@nuskin.com
Media:    Kara Schneck  (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS RECORD FOURTH QUARTER

AND 2008 YEAR-END RESULTS

PROVO, Utah — Feb. 6, 2009 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced record fourth-quarter results with revenue of $317.6 million, a 4 percent improvement over the prior-year period. Earnings per share increased 156 percent to $0.23, compared to $0.09 in the fourth quarter of 2007. Revenue for the quarter was negatively impacted 1 percent by foreign currency fluctuations. Fourth-quarter earnings per share were negatively impacted approximately $0.12 by primarily non-cash losses related to translation of foreign currency-denominated balances. Earnings in the prior-year quarter included a $0.17 restructuring charge. Excluding these charges and losses, earnings per share improved 35 percent for the quarter.

Revenue for 2008 was a record $1.25 billion, an 8 percent improvement over the prior year. Revenue for the year was positively impacted approximately 3 percent by foreign currency fluctuations. Earnings per share increased 52 percent to $1.02, compared to $0.67 in the prior year.

“With solid fourth-quarter and annual results, we are starting our 25th year of operations with healthy momentum,” said Truman Hunt, president and chief executive officer. “Most of our markets continue to post impressive results, including double-digit local-currency revenue gains for the quarter in the U.S., Europe, South Korea and Latin America.

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Nu Skin Enterprises
Feb. 6, 2009

“Our growth can largely be attributed to our skin care business, which is capitalizing on the success of the Galvanic Spa System. In the fourth quarter we introduced the system in Mainland China and launched our Galvanic Spa Facial Gels featuring our exclusive ageLOC technology in the Americas and Europe.”

“We are also generating positive returns from our continuing business transformation initiative, demonstrated by the improvement of our fourth-quarter operating margin to 12.2 percent. We have built a good foundation for increasing profitability and will continue to focus on this going forward,” said Hunt.

Regional Results

North Asia.   Fourth-quarter revenue in North Asia was $151.3 million, compared to $157.3 million for the same period in 2007. Revenue in the region was positively impacted by a 15 percent strengthening of the yen against the dollar and negatively impacted by a 48 percent weakening of the Korean won, which resulted in a net positive impact of approximately 2 percent. Local-currency revenue increased 19 percent in South Korea and decreased 14 percent in Japan. The number of executive distributors in the region was down 6 percent, while the number of active distributors was down 3 percent when compared to the prior-year period.

Americas.   Fourth-quarter revenue in the Americas was $58.9 million, compared to $48.0 million for the prior-year period. Revenue in the United States improved 19 percent, while Canada and Latin America revenue grew by 37 percent and 73 percent, respectively. The number of executive distributors improved 6 percent while the number of active distributors increased 8 percent compared to the prior year.

Greater China.   Fourth-quarter revenue in Greater China was $52.9 million, a 2 percent increase over the prior-year period, but was even in local currency. Hong Kong posted a 7 percent local currency improvement, while Taiwan and Mainland China experienced a local-currency revenue decline of 3 and 1 percent, respectively, during the quarter. The executive distributor count in the region declined 1 percent, while the number of active distributors was down 17 percent.

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Nu Skin Enterprises
Feb. 6, 2009

Europe.  Fourth-quarter revenue in Europe was $28.4 million, a 32 percent improvement over the prior-year period. Regional results were negatively impacted approximately 20 percent by foreign currency fluctuations. The executive and active distributor counts in the region increased 49 and 43 percent, respectively, compared to the prior year.

South Asia/Pacific.   Revenue in South Asia/Pacific was $26.0 million for the fourth quarter, compared to $27.3 million in the prior-year period. Foreign currency fluctuations negatively impacted revenue 11 percent during the quarter. The region’s fourth-quarter executive count improved 14 percent while the active distributor count increased 1 percent compared to the same period in 2007.

Operational Performance

The company’s gross margin in the fourth quarter was 81.7 percent, a 20-basis-point decrease over the prior-year period. Selling expenses, as a percent of revenue, were 41.6 percent in the fourth quarter compared to 42.9 percent in the prior-year period. This improvement can be attributed to recent distributor compensation plan enhancements. General and administrative expenses for the quarter were $88.3 million, or 27.8 percent of revenue, a 140-basis-point improvement over the fourth quarter of 2007.

The company incurred a $14.8 million loss recorded in other income/expense during the quarter. A primarily non-cash foreign currency translation loss accounted for $12.6 million of the total, and relates to the translation of foreign-currency denominated balance sheet accounts to U.S. dollars on Dec. 31. The majority of this loss is from the translation of the company’s yen-denominated debt as the yen strengthened from 106.4 to the dollar at the end of the third quarter to 90.7 at the end of the fourth quarter.

The company also announced today that its Board of Directors approved a 5 percent increase to the quarterly dividend, marking the seventh consecutive year the company has raised its dividend. The company repurchased $2.5 million of its outstanding shares and paid $7.0 million in dividends during the quarter. The company’s income tax rate for the quarter was 39.7 percent. In addition, the company’s cash position at the end of the quarter was $115 million.

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Nu Skin Enterprises
Feb. 6, 2009

Outlook

“We begin 2009 with momentum for a great year,” said Hunt. “At a time when increasing numbers of people are desperately seeking income, our strategy is to provide a focused, innovative and compelling anti-aging business opportunity. And we are innovating in all areas of our business, with particular emphasis on our anti-aging product platform and distributor compensation.

“We see growing sales force enthusiasm for the global rollout of our new ageLOC technology, a scientific breakthrough that we believe may slow a newly-discovered source of aging in the skin. We also believe this exclusive technology provides our distributors with a distinct competitive advantage, allowing them to offer consumers personal care solutions that address not only signs and symptoms of aging, but also address a previously unknown source of aging in the skin. Combined with our advanced portfolio of nutrition products, we begin 2009 in a stronger position than we have ever enjoyed from a product strategy perspective.

“We will also continue to capitalize on our successful efforts to drive growth and profitability around the world. In Japan, our recent transformation efforts are establishing an organizational structure consistent with other successful markets, and will significantly improve profitability going forward.

“Overall, we expect our 25th Anniversary year will be the best in our history. We look forward to continued growth in the U.S., Europe, South Korea and Latin America. We are also pleased with the positive response to the pre-launch of the Galvanic Spa System in China, as well as the recent government approval that allows us to expand our direct selling footprint in four major cities in Guangdong province and Shenzhen City,” Hunt concluded.

“In the first quarter, we expect our revenue to be up 3 to 5 percent in local currency and project a negative currency impact of approximately 3 to 5 percent. This will put first-quarter revenue in the $290 to $300 million range,” said Ritch Wood, chief financial officer. “As previously indicated, in Japan we expect to incur a restructuring charge of approximately $14 million in the first half of the year, of which approximately $10 million will be taken during the first quarter. Consequently, we anticipate earnings per share to be in the $0.12 to $0.14 range, or $0.22 to $0.24 when excluding restructuring charges. For 2009, we reiterate our revenue guidance of $1.24 to $1.27 billion, representing 3 to 5 percent local currency growth and a negative currency impact of 3 to 5 percent for the year, and earnings per share in the $0.96 to $1.06 range, or $1.10 to $1.20, excluding an estimated $0.14 in restructuring charges.”

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Nu Skin Enterprises
Feb. 6, 2009

The company’s management will host a webcast with the investment community on Feb. 6, 2009 at 11 a.m. (EST). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on Nu Skin Enterprises’ website, www.nuskinenterprises.com. An archive of the webcast will be available at this same URL through Feb. 20, 2009.

The Company

For 25 years, Nu Skin Enterprises, Inc. has been demonstrating its tradition of innovation through its comprehensive anti-aging product portfolio, independent business opportunity and corporate social responsibility initiatives. Nu Skin’s scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company, evidenced in its patent-pending ageLOC™ technology and flagship products including the Galvanic Spa® System II, Tru Face® Essence Ultra, LifePak® nano and the g3 nutrition beverage. A global direct selling company, Nu Skin operates in 48 markets worldwide and has more than 750,000 independent sales representatives. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” More information is available at http://www.nuskinenterprises.com.

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Nu Skin Enterprises
Feb. 6, 2009

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) management’s positive outlook for the company in 2009; (ii) management’s expectations regarding the company’s initiatives, strategies, product development and launches, transformation efforts and other innovation efforts; and (iii) management’s projections regarding revenue, foreign currency translation, earnings per share and restructuring charges and timing for the year 2009 and for the first quarter of 2009 set forth in the “Outlook” section. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) deteriorating economic conditions globally, including the current financial crisis and declining consumer confidence and spending, and related risks; (b) the recent weakening of numerous foreign currencies, including substantial devaluations of the South Korean won and the euro, and the associated currency translation impact on our business if these currencies continue at present levels or weaken further; (c) uncertainty regarding the impact on our business of increased regulatory scrutiny of the direct selling industry in Japan and our efforts to increase distributor compliance efforts in this market; (d) an increase in complaints to consumer protection agencies in Japan regarding the activities of some distributors and the associated risks to the company’s business if such increase results in further regulatory scrutiny; (e) regulatory risks associated with the company’s tools and products, which could inhibit the company’s ability to market a tool or product in a market if it is determined to be a medical device in any market, if distributors make unauthorized claims that would cause such products to be classified as drugs, or if the company is unable to obtain necessary product registrations in a timely manner; (f) continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities in stores, loss of licenses, and the imposition of fines; (g) any failure of current or planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (h) any unanticipated negative response from distributors regarding distributor compensation plan enhancements planned for implementation in most of our Asian markets in 2009; (i) any failure of the implementation of business transformation initiatives to reduce overhead and drive growth, and any negative impact of such initiatives on the company’s ability to effectively manage its operations; (j) adverse publicity related to the company’s business, products, industry or any legal actions or complaints by distributors or others similar to claims made against some of the company’s competitors; and (k) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K filed on February 29, 2008 and Quarterly Reports on Form 10-Q filed on May 12, 2008, August 8, 2008 and November 10, 2008. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Nu Skin Enterprises
Feb. 6, 2008

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Fourth Quarters Ended December 31, 2008 and 2007
(in thousands, except per share amounts)

	2008	2007
Revenue:
North Asia	$ 151,330	$ 157,263
Americas	58,939	47,986
Greater China	52,904	51,981
Europe	28,410	21,565
South Asia/Pacific	25,995	27,280
Total revenue	317,578	306,075

Cost of sales	58,164	55,275

Gross profit	259,414	250,800

Operating expenses:
Selling expenses	132,255	131,410
General and administrative expenses	88,338	89,297
Restructuring and other charges	—	16,975
Total operating expenses	220,593	237,682

Operating income	38,821	13,118

Other income (expense), net	(14,787)	(2,544)
Income before provision for income taxes	24,034	10,574
Provision for income taxes	9,537	4,539

Net income	$ 14,497	$ 6,035

Net income per share:
Basic	$ 0.23	$ 0.09
Diluted	$ 0.23	$ 0.09

Weighted average common shares outstanding:
Basic	63,455	64,075
Diluted	63,673	64,863

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Nu Skin Enterprises
Feb. 6, 2009

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Years Ended December 31, 2008 and 2007
(in thousands, except per share amounts)

	2008	2007
Revenue:
North Asia	$ 594,548	$ 585,805
Americas	223,902	188,256
Greater China	209,968	205,026
Europe	111,572	77,163
South Asia/Pacific	107,656	101,417
Total revenue	1,247,646	1,157,667

Cost of sales	228,597	209,283

Gross profit	1,019,049	948,384

Operating expenses:
Selling expenses	529,368	496,454
General and administrative expenses	364,253	361,242
Restructuring and other charges	—	19,775
Total operating expenses	893,621	877,471

Operating income	125,428	70,913

Other income (expense), net	(24,775)	(2,435)
Income before provision for income taxes	100,653	68,478
Provision for income taxes	35,306	24,606

Net income	$ 65,347	$ 43,872

Net income per share:
Basic	$ 1.03	$ 0.68
Diluted	$ 1.02	$ 0.67

Weighted average common shares outstanding:
Basic	63,510	64,783
Diluted	64,132	65,584

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Nu Skin Enterprises
Feb. 6, 2009

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
As of December 31, 2008 and 2007
 (in thousands)

	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$ 114,586	$ 87,327
Short-term investments	—	5,225
Accounts receivable	16,496	23,424
Inventories, net	114,378	100,792
Prepaid expenses and other	44,944	49,576
	290,404	266,344

Property and equipment, net	82,336	88,529
Goodwill	112,446	112,446
Other intangible assets, net	87,888	86,163
Other assets	136,698	129,761
Total assets	$ 709,772	$ 683,243

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 20,378	$ 24,108
Accrued expenses	115,794	115,620
Current portion of long-term debt	30,196	31,441
	166,368	171,169

Long-term debt	158,760	169,229
Other liabilities	68,464	67,836
Total liabilities	393,592	408,234

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	218,928	209,821
Treasury stock, at cost	(417,017)	(413,976)
Accumulated other comprehensive loss	(70,061)	(67,759)
Retained earnings	584,239	546,832
	316,180	275,009
Total liabilities and stockholders' equity	$ 709,772	$ 683,243

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Nu Skin Enterprises
Feb. 6, 2009

NU SKIN ENTERPRISES, INC.
Distributor/Preferred Customer Growth by Market

	As of December 31, 2008		As of December 31, 2007		% Increase (Decrease)
	Active*	Executive	Active*	Executive	Active*	Executive
North Asia	326,000	13,937	335,000	14,845	(2.7%)	(6.1%)
Americas	171,000	4,876	158,000	4,588	8.2%	6.3%
Greater China	115,000	6,323	138,000	6,389	(16.7%)	(1.0%)
Europe	83,000	2,911	59,000	1,957	40.7%	48.7%
South Asia/Pacific	66,000	2,541	65,000	2,223	1.5%	14.3%
Total	761,000	30,588	755,000	30,002	0.8%	2.0%

*	Active distributors include preferred customers and distributors purchasing products directly from the company during the quarter.

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